UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 20, 2005

TIME WARNER INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15062	13-4099534

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

One Time Warner Center, New York, New York 10019

(Address of Principal Executive Offices) (Zip Code)

212-484-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

          On April 21, 2005, Time Warner Inc., a Delaware corporation (the “Registrant”), announced that Time Warner NY Cable LLC, a Delaware limited liability company (“TW NY”) and a subsidiary of the Registrant and of Time Warner Cable Inc., a Delaware corporation (“TWC”), entered into an asset purchase agreement, dated as of April 20, 2005 (the “TW Adelphia Purchase Agreement”), with Adelphia Communications Corporation, a Delaware corporation (“Adelphia”), pursuant to which TW NY will purchase certain assets and assume certain liabilities from Adelphia and certain of its affiliates and related parties (the “TW Adelphia Acquisition”). Concurrently, Comcast Corporation, a Pennsylvania corporation (“Comcast”), entered into an asset purchase agreement with Adelphia (the “Comcast Adelphia Purchase Agreement” and, together with the TW Adelphia Purchase Agreement, the “Adelphia Purchase Agreements”), pursuant to which Comcast will purchase certain assets and assume certain liabilities from Adelphia (the “Comcast Adelphia Acquisition” and, together with the TW Adelphia Acquisition, the “Adelphia Acquisition”). The Adelphia Acquisition includes substantially all of the cable systems currently managed by Adelphia. The aggregate consideration payable by TW NY in connection with the TW Adelphia Acquisition (the “Purchase Price”) consists of approximately $9.2 billion in cash and shares of TWC’s Class A Common Stock, par value $0.01 per share (“TWC Class A Common Stock”), which are expected to represent 16% of the common stock of TWC as of the closing (the “Adelphia Closing”) of the transactions contemplated by the TW Adelphia Purchase Agreement and assuming the redemption of Comcast’s interest in TWC, as described below. Following the Adelphia Closing, the shares of TWC Class A Common Stock will be publicly traded. The aggregate consideration payable by Comcast in connection with the Comcast Adelphia Acquisition is approximately $3.5 billion in cash.

          TWC and certain of its affiliates, on the one hand, and Comcast and certain of its affiliates and related parties, on the other hand, also entered into two redemption agreements, each dated as of April 20, 2005 (the “TWC Redemption Agreement” and the “TWE Redemption Agreement,” respectively), pursuant to which, among other things, Comcast’s interests in TWC and Time Warner Entertainment Company, L.P., a Delaware limited partnership and a subsidiary of the Registrant and of TWC (“TWE”), respectively, will be redeemed (the “TWC Redemption” and the “TWE Redemption,” respectively, and, collectively, the “Redemptions”). Currently, trusts established for the benefit of Comcast own 17.9% of the common stock of TWC and a 4.7% residual equity interest in TWE, which collectively represents a 21% effective interest in TWC’s business.

          In addition, TWC and Comcast and certain of their respective affiliates entered into an exchange agreement, dated as of April 20, 2005 (the “Exchange Agreement”), pursuant to which, among other things, TWC and Comcast or such affiliates will exchange certain cable systems, some of which are to be acquired in the Adelphia Acquisition (the “Exchange” and, together with the TW Adelphia Acquisition and the Redemptions, the “Transactions”).

          The Transactions and certain related transactions are described in greater detail below.

          The TW Adelphia Purchase Agreement

          Adelphia’s operations primarily consist of providing analog and digital video services, high-speed Internet access and other advanced services over broadband networks. In June 2002, Adelphia and substantially all of its domestic subsidiaries filed voluntary petitions for reorganization under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) and are currently subject to chapter 11 proceedings in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

          The TW Adelphia Acquisition will be effected pursuant to a plan under chapter 11 of the Bankruptcy Code satisfying the requirements of the Adelphia Purchase Agreements (the “Plan”). The TW Adelphia Acquisition includes cable systems serving approximately 4.4 million basic subscribers (as of December 31, 2004), including cable systems located in the following areas: West Palm Beach, Florida; Cleveland and Akron, Ohio; Los Angeles, California; and suburbs of the District of Columbia.

          The Purchase Price is subject to customary adjustments to reflect changes in Adelphia’s net liabilities and subscribers as well as any shortfall in Adelphia’s capital expenditure spending relative to its budget during the interim period between the execution of the TW Adelphia Purchase Agreement and the Adelphia Closing (the “Interim Period”). At the Adelphia Closing, 4% of the Purchase Price, consisting of pro rata amounts of cash and TWC Class A Common Stock, will be deposited into escrow to secure Adelphia’s obligations in respect of any post-closing adjustments to the Purchase Price and its indemnification obligations for, among other things, breaches of its representations, warranties and covenants pursuant to the TW Adelphia Purchase Agreement.

          Adelphia and TW NY have made customary representations, warranties and covenants in the TW Adelphia Purchase Agreement, including, among others, covenants that (i) require the parties to commence appropriate proceedings before the Bankruptcy Court to obtain approval of the Plan and to use commercially reasonable efforts to obtain the regulatory and other approvals required in connection with the TW Adelphia Acquisition and (ii) subject to certain customary exceptions, prohibit Adelphia from soliciting, encouraging or responding to proposals relating to alternative business combination transactions (including pursuing an alternate plan under chapter 11 of the Bankruptcy Code). The TW Adelphia Purchase Agreement contains certain termination rights for both TW NY and Adelphia, and further provides that, upon termination of the TW Adelphia Purchase Agreement under specified circumstances, Adelphia may be required to pay TW NY a termination fee of approximately $353 million. TWC has guaranteed all of TW NY’s obligations under the TW Adelphia Purchase Agreement.

          The Adelphia Closing is subject to the satisfaction or waiver of conditions customary to transactions of this type, including, among others, (i) receipt of applicable regulatory approvals, including the consent of certain local franchising authorities to the change in ownership of the cable systems operated by Adelphia, (ii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) approval for listing on the New York Stock Exchange of the shares of TWC Class A Common Stock to be issued in the TW Adelphia Acquisition, (iv) approval of the Plan by the stakeholders of Adelphia, (v) satisfactory settlement by Adelphia of the claims and causes of actions brought by the Securities and Exchange Commission and the investigations by the Department of Justice, (vi) entry by the Bankruptcy Court of a final order confirming the Plan and (vii) the number of basic subscribers served by Adelphia’s cable systems as of a specified date prior to the Adelphia Closing not being below an agreed upon threshold. The Adelphia Closing is expected to occur toward the end of 2005 or in the first quarter of 2006.

          The Adelphia Acquisition is not subject to the consummation of the Redemptions and the Exchange; accordingly, it is possible that the Adelphia Acquisition will occur but that any or all of the Redemptions and the Exchange will not occur.

          The Comcast Adelphia Purchase Agreement has similar terms to the TW Adelphia Purchase Agreement, and the consummation of each of the Adelphia Purchase Agreements is conditioned on the contemporaneous consummation of the other. The Comcast Adelphia Acquisition includes cable systems serving approximately 1.3 million basic subscribers (as of December 31, 2004) and includes Adelphia’s interest in two joint ventures in which Comcast also holds interests: its Century-TCI joint venture, which owns cable systems in the Los Angeles, California area and its Parnassos joint venture, which owns cable systems in Ohio and Western New York.

          If the Comcast Adelphia Purchase Agreement is terminated prior to the Adelphia Closing as a result of actions by, or failure to obtain governmental authorizations from, the Federal Communications Commission or any government entity with jurisdiction over the enforcement of U.S. antitrust law, TW NY has agreed that it will also acquire the cable operations of Adelphia that would have been acquired by Comcast pursuant to the Comcast Adelphia Purchase Agreement. In such event, TW NY would be required to pay the $3.5 billion purchase price to have been paid by Comcast, less Comcast’s allocable share of the liabilities (between $550 and $600 million) of the Century-TCI and Parnassos joint ventures between Adelphia and Comcast. This purchase price may be satisfied at TW NY’s election in any combination of shares of TWC Class A Common stock and cash. In such event, the Exchange would not take place; accordingly, Comcast would retain its minority interests in the Century-TCI and Parnassos joint ventures, which would be managed by TWC.

          The TWC Redemption Agreement

          Also on April 20, 2005, the Registrant, TWC and Cable Holdco II, Inc., a Delaware corporation and a newly formed subsidiary of TWC (“Cable Holdco II”), entered into the TWC Redemption Agreement with Comcast and certain of its affiliates and related parties, including TWE Holdings II Trust, a Delaware statutory trust that holds Comcast’s shares in TWC (“Comcast Trust II”). Pursuant to the TWC Redemption

Agreement, TWC will redeem all of the shares of TWC Class A Common Stock held by Comcast Trust II in exchange for 100% of the common stock of Cable Holdco II. At the time of the exchange, Cable Holdco II will own certain cable systems currently owned directly or indirectly by TWC and serving approximately 587,000 basic subscribers (as of December 31, 2004), plus approximately $1.9 billion in cash.

          The closing of the transactions contemplated by the TWC Redemption is subject to the satisfaction of the conditions to the TW Adelphia Acquisition. If the conditions to the TW Adelphia Acquisition are not satisfied, the parties to the TWC Redemption Agreement are under no obligation to effect the TWC Redemption. In addition, the closing of the transactions contemplated by the TWC Redemption Agreement is subject to the satisfaction or waiver of conditions customary to transactions of this type, including receipt of required regulatory approvals.

          The TWE Redemption Agreement

          Also on April 20, 2005, the Registrant, TWC, TWE and Cable Holdco III LLC, a Delaware limited liability company and a newly formed subsidiary of TWE (“Cable Holdco III”), entered into the TWE Redemption Agreement with affiliates and related parties of Comcast, including TWE Holdings I Trust, a statutory trust that holds Comcast’s interest in TWE (“Comcast Trust I”). Pursuant to the TWE Redemption Agreement, TWE will redeem all of the TWE limited partnership interests held by Comcast Trust I in exchange for 100% of the limited liability company interests of Cable Holdco III. At the time of such exchange, Cable Holdco III will own certain cable systems currently owned directly or indirectly by TWE serving approximately 168,000 basic subscribers (as of December 31, 2004), plus approximately $133 million in cash.

          The closing of the transactions contemplated by the TWE Redemption Agreement is subject to the satisfaction or waiver of conditions customary to transactions of this type, including receipt of applicable regulatory approvals and the satisfaction or waiver of other customary conditions. If the conditions to the TW Adelphia Acquisition are not satisfied, the parties to the TWE Redemption Agreement are under no obligation to effect the TWE Redemption, except as described below.

          The Exchange Agreement

          Also on April 20, 2005, TWC and certain of its affiliates (collectively, the “TW Group”), entered into the Exchange Agreement with Comcast and certain of its affiliates (collectively, the “Comcast Group”). Pursuant to the Exchange Agreement, the TW Group will transfer all outstanding limited liability company interests of certain newly formed limited liability companies that are to be indirect subsidiaries of TWC (collectively, the “TW Newcos”) to the Comcast Group in exchange for all limited liability company interests of certain newly formed limited liability companies that are to be indirect subsidiaries of Comcast (collectively, the “Comcast Newcos”). At the time of the Exchange, the TW Newcos will own cable systems, all but one of which are systems to be acquired by TW NY in the TW Adelphia Acquisition, serving approximately 2,484,000 basic subscribers (as of December 31, 2004), and the Comcast Newcos will own cable television systems, including certain systems to be obtained by Comcast in the Comcast Adelphia Acquisition, serving approximately 2,354,000 basic subscribers (as of December 31, 2004). Included in the Exchange are cable systems to be transferred to Comcast located in West Palm Beach, Florida, and suburbs of the District of Columbia. Also included are cable systems to be transferred to TWC that are owned by the Century-TCI joint venture in the Los Angeles, California area and the Parnassos joint venture in Ohio and Western New York, as well as cable systems currently owned by Comcast located in the following areas: Dallas, Texas; Los Angeles, California; and Cleveland, Ohio.

          The closing of the transactions contemplated by the Exchange Agreement is subject to consummation of the TW Adelphia Acquisition and the Comcast Adelphia Acquisition. In addition, the closing of the transactions contemplated by the Exchange Agreement is subject to the satisfaction or waiver of conditions customary to transactions of this type, including receipt of applicable regulatory approvals.

          TKCCP Agreement

          Also on April 20, 2005, TWC and Comcast entered into an agreement (the “TKCCP Agreement”) pursuant to which the parties agreed that if the Adelphia Acquisition and the Exchange occur and if Comcast receives certain cable systems located in Southwest Texas (the “SW Texas Systems”) upon dissolution of the Texas and Kansas City Cable Partners, L.P. pursuant to the Limited Partnership Agreement of Texas and Kansas City Cable Partners, L.P., dated as of June 23, 1998, as amended, Comcast will have a period of six months commencing on the first anniversary of the date Comcast receives such cable systems in such dissolution to cause TWC to transfer to Comcast certain cable systems serving approximately 400,000 basic subscribers (as of December 31, 2004), and in exchange therefor, Comcast will transfer to TWC the SW Texas Systems, serving approximately 480,000 basic subscribers (as of December 31, 2004). To the extent the value of the systems being transferred by either party is different from the value being received, an appropriate cash adjustment will be made to equalize value. If Comcast exercises its option to cause such exchange, the closing of the exchange will be subject to customary terms and conditions.

          ATC Contribution

          Also on April 20, 2005, American Television and Communications Corporation, a Delaware corporation and a wholly owned subsidiary of the Registrant (“ATC”), and TW NY entered into a Contribution Agreement (the “ATC Contribution Agreement”), pursuant to which ATC, which currently owns a 1% residual equity interest and $2.4 billion preferred interest in TWE, will contribute such interests, subject to the satisfaction or waiver of the closing conditions set forth in the TW Adelphia Purchase Agreement, to a newly created subsidiary of TWC that will be the parent of TW NY in exchange for non-voting common stock of such subsidiary valued at approximately $2.9 billion (the “ATC Contribution”).

          Financing

          The Transactions are expected to be financed with subordinated loans from the Registrant to TWC, which are expected to be funded with cash on hand, the issuance by TW NY to one or more third-party investors of 10-year mandatorily redeemable non-voting preferred stock in an aggregate principal amount of approximately $500,000,000, cash on hand at TWC and borrowings under existing TWC credit facilities.

          Amendments to Existing Arrangements

          Registration Rights Agreement

          In conjunction with the restructuring of TWE completed in 2003 (the “TWE Restructuring”), TWC granted Comcast Trust II registration rights relating to the shares of TWC Class A Common Stock acquired by it in the TWE Restructuring. In December 2003, Comcast Trust II requested that TWC register its shares of TWC Class A Common Stock for sale in a public offering. Pursuant to the TWC Redemption Agreement, Comcast Trust II has agreed not to exercise or pursue registration rights with respect to the TWC Class A Common Stock owned by it until the earlier of (i) the date upon which the TWC Redemption Agreement is terminated in accordance with its terms and (ii) the date upon which TWC’s offering of common equity securities to the public for cash for its own account in one or more transactions registered under the Securities Act of 1933, as amended (other than as consideration in an acquisition transaction or as compensation to employees), exceeds $2.1 billion. Among other things, the parties have agreed that Comcast Trust II will have full priority in respect of any request by it to register its shares of TWC Class A Common Stock for a period to begin on November 1, 2006 and ending on November 18, 2007. TWC has also agreed to use all commercially reasonable efforts to file a shelf registration statement on June 1, 2006 registering the resale of all shares of TWC Class A Common Stock held by Comcast Trust II.

          Partnership Interest Sale Agreement

          As part of the TWE Restructuring, the Registrant, TWC, Comcast and Comcast Trust I entered into a Partnership Interest Sale Agreement, dated as of March 31, 2003 (the “Partnership Interest Sale Agreement”), that provided, among other things, that under certain circumstances Comcast Trust I could cause the Registrant or TWC to acquire Comcast Trust I’s interest in TWE for consideration consisting of either cash or stock of the Registrant or TWC. Pursuant to the TWE Redemption Agreement, Comcast Trust I has agreed not to exercise its rights to cause either the Registrant or TWC to purchase its interest in TWE under the Partnership Sale Agreement until such time as the TWE Redemption Agreement is terminated. In addition, the Registrant and TWC have agreed that if Comcast exercises its rights to cause the Registrant or TWC to purchase its interest in TWE, the consideration will not include TWC stock. However, in lieu of using cash or stock of the Registrant, in certain circumstances TWC would be permitted to satisfy its obligations by causing the TWE Redemption to occur.

          Amendment to the Tolling and Optional Redemption Agreement

          Also on April 20, 2005, TWC, Cable Holdco, Inc., a Delaware corporation and a subsidiary of TWC (“Cable Holdco”), Comcast and certain of its affiliates, including Comcast Trust II, entered into an amendment (the “Second Tolling Amendment” and, together with the TW Adelphia Purchase Agreement, the TWC Redemption Agreement, the TWE Redemption Agreement, the Exchange Agreement, the TKCCP Agreement and the ATC Contribution Agreement, the “TW Transaction Agreements”) to the Tolling and Optional Redemption Agreement, dated as of September 24, 2004, and amended on February 17, 2005. Pursuant to the Second Tolling Amendment, the parties agreed that if the TWC Redemption Agreement terminates, TWC will redeem 23.8% of the TWC Class A Common Stock held by Comcast Trust II in exchange for 100% of the common stock of Cable Holdco. At the time of the exchange, Cable Holdco will own certain cable systems currently owned directly or indirectly by TWC or TWE, serving approximately 148,000 basic subscribers (as of December 31, 2004), plus approximately $422 million in cash.

          The closing of the transactions contemplated by the Second Tolling Amendment is subject to, and can only occur, following the termination of the TWC Redemption Agreement. In addition, the closing of the transactions contemplated by the Second Tolling Amendment is subject to satisfactory due diligence by Comcast of the cable systems it is to receive and the satisfaction or waiver of conditions customary to transactions of this type, including receipt of applicable regulatory approvals. The parties to the Second Tolling Amendment have agreed that, if at the time the conditions to the closing of the Second Tolling Amendment have been satisfied the closing under the TWE Redemption Agreement has not occurred, the TWE Redemption Agreement has not been terminated and the TWC Redemption Agreement has been terminated, then certain of the cable systems subject to the Second Tolling Amendment will be substituted with alternative cable systems (serving approximately the same number of basic subscribers as of December 31, 2004).

          Corporate Structure

          The following chart is intended to give a simplified depiction of the corporate structure of TWC upon completion of the Transactions, the ATC Contribution and the Comcast Adelphia Acquisition. The subscriber numbers are approximate and as of December 31, 2004. Certain intermediate entities and certain preferred stock interests are not reflected. Also, the subscribers listed in the chart for Time Warner Entertainment-Advance/Newhouse Partnership (“TWE-A/N”), a New York general partnership owned by TWE, TW NY and Advance/Newhouse Partnership, include only those subscribers served by TWE-A/N systems in which TWC has an economic interest and over which TWC exercises day-to-day supervision.

          Note Regarding Subscriber Information

          The subscriber information contained herein is based on information as of December 31, 2004. TWC, Comcast and Adelphia use somewhat different methodologies to report subscriber counts, principally in connection with multiple-dwelling units. TWC’s methodology includes each individual household receiving service as a subscriber, while Comcast and Adelphia count subscribers on an equivalized basic unit basis. Under Comcast’s and Adelphia’s methodology, revenues from bulk contracts such as multiple-dwelling units are divided by prevailing market rates to determine the number of subscribers. In this report, the Registrant has reported all of the basic subscriber information in a consistent manner using TWC’s methodology.

          Cautionary Statements

          The foregoing description of the terms of the TW Transaction Agreements does not purport to be complete and is qualified in its entirety by reference to each of the TW Transaction Agreements, which will be included in a subsequent filing with the Securities and Exchange Commission.

Item 8.01 Other Events

          On April 21, 2005, the Registrant and Comcast issued a joint press release announcing the Transactions. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1	Press Release, dated April 21, 2005, issued by Time Warner Inc. and Comcast Corporation.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER INC.

By:	/s/ Robert Marcus

	Name:	Robert D. Marcus
	Title:	Senior Vice President

Date: April 21, 2005

EXHIBIT INDEX

Exhibit	Description

99.1	Press release, dated April 21, 2005, issued by Time Warner Inc. and Comcast Corporation.